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                                EXHIBIT 99-A(4)
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                                GENENTECH, INC.

           1984 INCENTIVE STOCK OPTION PLAN, AS AMENDED AND RESTATED
                          (EFFECTIVE OCTOBER 25, 1995)

  1.  PURPOSE

     (a) The purpose of the Plan is to provide a means by which selected key employees of GENENTECH, INC. (the "Company") and its affiliates, as defined in subparagraph 1(b), may be given an opportunity to purchase stock of the Company.

     (b) The word "affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

     (c) The Company, by means of the Plan, seeks to retain the services of persons now holding key positions, to secure and retain the services of persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

     (d) The Company intends that the options issued under the Plan be incentive stock options as that term is used in Section 422 of the Code.

  2. ADMINISTRATION

     (a) The Plan shall be administered by the Board of Directors (the "Board") of the Company unless and until the Board relegates administration to a committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

     (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (1) To determine from time to time which of the persons eligible under the Plan shall be granted options; when and how the option shall be granted; the provisions of each option granted (which need not be identical), including the time or times during the term of each option within which all or portions of such option may be exercised; and the number of shares for which an option shall be granted to each person.

          (2) To construe and interpret the Plan and options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any option agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (3) To amend the Plan as provided in paragraph 10.

          (4) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

     (c) The Board may delegate administration of the Plan to a committee composed of not fewer than three (3) members of the Board. If such is then required in order for transactions under the Plan to qualify for exemption under Rule 16b-3 promulgated under the Securities and Exchange Act of 1934, as amended ("Rule 16b-3"), all of the members of such committee shall be disinterested persons, as defined by the provisions of subparagraph 2(d). If administration is delegated to a committee, the committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the committee at any time and revest in the Board the administration of the Plan.
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     (d) The term "disinterested person", as used in this Plan, shall mean an administrator of the Plan, whether a member of the Board or of any committee to which responsibility for administration of the Plan has been delegated pursuant to subparagraph 2(c), who is not at the time he or she exercises discretion in administering the plan eligible and has not at any time within one year prior thereto been eligible for selection as a person to whom stock may be allocated or to whom stock options or stock appreciation rights may be granted pursuant to the Plan or any other plan of the Company or any of its affiliates entitling the participants therein to acquire stock, stock options or stock appreciation rights of the Company or any of its affiliates. Any such person shall otherwise comply with the requirements of Rule 16b-3, as from time to time in effect.

  3.  SHARES SUBJECT TO THE PLAN

     (a) Subject to the provisions of paragraph 9 relating to adjustments upon changes in stock, the stock that may be sold pursuant to options granted under this Plan shall not exceed in the aggregate Fifteen Million Ninety Four Thousand Three Hundred and Ninety Seven (15,094,397) shares of the Company's common stock; provided, however, that such aggregate number of shares shall be reduced to reflect the number of shares of the Company's common stock which has been sold under, or may be sold pursuant to outstanding options granted under, the Company's 1984 Non-Qualified Stock Option Plan (the "Non-Qualified Plan") to the same extent as if such sales had been made or options had been granted pursuant to this Plan. As used in this Plan, the "Company's common stock" includes all series of common stock authorized by the Company's charter documents, including the Common Stock and Earnings Convertible Restricted Stock now authorized and any other series that may in the future be authorized. If any option granted under this Plan or the Non-Qualified Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for this Plan and the Non-Qualified Plan.

     (b) For options granted after December 31, 1986, an option may be granted to an eligible person under the Plan only if the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by such optionee during any calendar year under all such plans of the Company and its affiliates does not exceed one hundred thousand dollars ($100,000). Should it be determined that any option granted under the Plan exceeds such maximum, such option shall be considered a nonstatutory stock option to the extent, but only to the extent, of such excess.

     (c) Subject to the limitations contained elsewhere herein and to the provisions of paragraph 9 relating to adjustments upon changes in stock, the aggregate number of shares of stock that may be subject to options granted to all persons who are directors of the Company at the time such Options are granted shall not exceed four hundred thousand (400,000) shares of the Company's common stock, and no single director of the Company may be granted options to purchase more than two hundred thousand (200,000) shares of the Company's common stock.

  4.  ELIGIBILITY

     (a) Options may be granted only to key employees (including officers) of the Company or its affiliates. A director of the Company shall not be eligible to be granted an option under the Plan unless such director is also a key employee (including an officer) of the Company or an affiliate of the Company.

     (b) A director shall in no event be eligible to be granted an option under the Plan unless and until such director is expressly declared eligible to participate in the Plan by action of the Board or the committee, and only if, at any time discretion is exercised by the Board in the selection of a director as a person to whom options may be granted, or in the determination of the number of shares which may be covered by options granted to a director, a majority of the Board and a majority of the directors acting in such matter are disinterested persons, as defined in subparagraph 2(d), if such is then required by Rule 16b-3. The Board shall otherwise comply with the requirements of Rule 16b-3, as from time to time in effect.

     (c) No person shall be eligible for the grant of an option under the Plan if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock assessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its

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affiliates unless the options price is at least one hundred ten percent (110%)
of the fair market value of such stock at the date of grant and the term of the option does not exceed five (5) years from the date of grant.

  5.  OPTION PROVISIONS

     Each option shall be in such form and shall contain such terms and conditions as the Board or the committee shall deem appropriate. The provisions of separate options need not be identical, but each option shall include (through incorporation of provisions hereof by reference in the option or otherwise) the substance of each of the following provisions:

          (a) The term of any option shall not be greater than ten (10) years from the date it was granted.

          (b) The exercise price of each option shall be not less than one hundred percent (100%) of the fair market value of the stock subject to the option on the date the option is granted.

          (c) The purchase price of stock acquired pursuant to an option shall be paid, as specified in the option, either (i) in cash at the time the option is exercised, or (ii) at the discretion of the Board or the committee, (A) by delivery to the Company of other shares of the Company's common stock, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the option is granted or to whom the option is transferred pursuant to subparagraph 5(d), or (C) in any other form of legal consideration that may be acceptable to the Board or the committee in their discretion, either at the time of grant or exercise of the option.

          In the case of any deferred payment arrangement specified at the time of grant, an interest rate shall be stated which is not less than the rate then specified which will prevent any imputation of higher interest under
     Section 483 of the Code.

          (d) An option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the option is granted only by such person.

          (e) The total number of shares of stock subject to an option may, but need not, be allotted in periodic installments (which may, but need not, be equal). From time to time during each of such installment periods, the option may be exercised with respect to some or all of the shares allotted to that period, and/or with respect to some or all of the shares allotted to any prior period as to which the option was not fully exercised. During the remainder of the term of the option (if its term extends beyond the end of the installment periods), the option may be exercised from time to time with respect to any shares then remaining subject to the option. The provisions of this subparagraph 5(e) are subject to any option provisions governing the minimum number of shares as to which an option may be exercised.

          (f) [RESERVED]

          (g) The Company may require any optionee, or any person to whom an option is transferred under subparagraph 5(d), as a condition of exercising any such option to make such representations, warranties and agreements as the Company may deem appropriate to assure that issuance of the Company's common stock upon exercise of such option is in compliance with then applicable federal and state securities laws.

          (h) An option shall terminate three (3) months after termination of the optionee's employment with the Company or an affiliate, unless (i) the termination of employment of the optionee is due to such person's permanent and total disability, within the meaning of Section 422(c)(6) of the Code, in which case the option may, but need not, provide that it may be exercised at any time within one (1) year following such termination of employment; or (ii) the optionee dies while in the employ of the Company or an affiliate, or within not more than three (3) months after termination of such employment, in which case the option may, but need not, provide that it may be exercised at any time within eighteen (18) months following the death of the optionee by the person or persons to whom the optionee's rights under such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifies either (a) that it shall terminate sooner than three (3) months after termination of the optionee's

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     employment, or (b) that it may be exercised more than three (3) months after termination of the optionee's employment with the Company or an affiliate. This subparagraph 5(h) shall not be construed to extend the term of any option or to permit anyone to exercise the option after expiration of its term, nor shall it be construed to increase the number of shares as to which any option is exercisable from the amount exercisable on the date of termination of the optionee's employment.

          (i) The option may, but need not, include a provision whereby the optionee may elect any time during the term of his or her employment with the Company or any affiliate to exercise the option as to any part or all of the shares subject to the option prior to the stated vesting data of the option or of any installment or installments specified in the option. Any shares so purchased from any unvested installment or option may be subject to a repurchase right in favor of the Company or to any other restriction the Board or the committee determines to be appropriate.

          (j) Options may be granted to directors of the Company only during the first month of each calendar quarter. Any option held by a director of the Company may only be exercised during any period of ten business days beginning on the third business day after a quarterly or annual summary statement of the Company's revenues and earnings appears on a wire service or in a newspaper of general circulation, or is otherwise made generally available to the public.

  6.  COVENANTS OF THE COMPANY

     (a) During the terms of the options granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.

     (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act of 1933, as amended, either the Plan, any option granted under the Plan or any stock issued or issuable pursuant to any such option. If the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such options unless and until such authority is obtained.

  7.  USE OF PROCEEDS FROM STOCK

     Proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

  8.  MISCELLANEOUS

     (a) The Board or the committee shall have the power to accelerate the time during which an option may be exercised or the time during which the option or any part thereof will vest pursuant to subparagraph 5(e), notwithstanding the provisions in the option stating the time during which it may be exercised or the time during which it will vest.

     (b) Neither an optionee nor any person to whom an option is transferred under subparagraph 5(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

  9.  ADJUSTMENTS UPON CHANGES IN STOCK

     (a) If any change is made in the stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Board shall make appropriate adjustments in the maximum number of shares subject to the Plan and the number of shares and price per share of stock subject to outstanding options.

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     (b) In the event of a Change of Control (as defined in subparagraph 9(c)), then as to options which are not then exercisable, the time during which such options may be exercised shall be accelerated to the 60-day period from and after a Change of Control, unless, in the opinion of the Board, it is clearly in the best interests of the optionholders and the shareholders taken together that the Company or a surviving corporation (if the Change of Control results in the Company not surviving) assume any outstanding options or substitute similar options for those outstanding under the Plan, in which case the Board may take appropriate action to effect an assumption or substitution.

     (c) "Change of Control" shall mean any of the following events:

          (1) the acquisition by any person (including a group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended), other than the Company or any of its subsidiaries, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 50% or more of the combined voting power of the Company's then outstanding voting securities; or

          (2) approval by stockholders of the Company of a merger, consolidation, liquidation or dissolution of the Company or of the sale of all or substantially all of the Company's assets.

     (d) Notwithstanding any provision to the contrary set forth herein, the consummation of the merger contemplated by the Agreement and Plan of Merger dated as of May 23, 1995, among the Company, Roche Holdings, Inc. and HLR (U.S.) II, Inc. shall not be deemed to be a Change of Control under the Plan.

     (e) From and after October 25, 1995, all references herein to "shares", "stock", or "the Company's common stock" shall be deemed to be references to shares of Callable Putable Common Stock, par value $0.02 per share, of the Company ("Special Common Stock"), except for the references to the shares of Common Stock of the Company contained in subparagraph 9(g).

     (f) Notwithstanding any provision to the contrary set forth herein, in the event that the Special Common Stock is redeemed in accordance with Article THIRD, Section (c)(ii) of the Company's Certificate of Incorporation, any options granted under the Plan that are exercisable for Special Common Stock and that are outstanding on the date of redemption (whether or not such options are exercisable on such date) shall become exercisable for consideration of the same type and amount as the holders thereof would have received had they exercised such options prior to such date of redemption.

     (g) Notwithstanding any provision to the contrary set forth herein, in the event that the shares of Special Common Stock are converted into shares of Common Stock, par value $0.02 per share, of the Company ("Common Stock") pursuant to Article THIRD, Section (c)(vi) of the Company's Certificate of Incorporation, each option granted under the Plan which is outstanding on the Conversion Date as such term is defined in Article THIRD, Section (c)(vi) of the Company's Certificate of Incorporation) shall automatically be canceled, and the holder thereof shall receive, in exchange therefor, a substitute option to purchase, at a per share exercise price equal to the per share exercise price of such canceled option, the number of shares of Common Stock equal to the number of shares of Special Common Stock subject to such canceled option. Such substitute option shall be subject to the same terms and conditions as the option for which it is exchanged, including with respect to vesting (such that such substitute option vests at the same time as the option for which it is exchanged would have vested) and the conditions relating to the exercise of the option. From and after the Conversion Date, all references herein to "shares", "stock", or the "Company's Common Stock" which in accordance with subparagraph 9(e) are deemed to be references to shares of Special Common Stock, shall be deemed to be references to shares of Common Stock.

  10.  AMENDMENT OF THE PLAN

     (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 9 relating to adjustments upon changes in stock, no amendment shall be effective unless approved

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by a majority of the outstanding shares of the Company entitled to vote within twelve (12) months before or after the adoption of the amendment, where the amendment will:

          (i) Increase the number of shares reserved for options under the Plan;

          (ii) Materially modify the requirements as to eligibility for participation in the Plan; or

          (iii) Materially increase the benefits accruing to participants under the Plan.

     It to expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee incentive stock options and/or to bring the Plan and/or options granted under it into compliance therewith.

     (b) Rights and obligations under any option granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan, except with the consent of the person to whom the option was granted.

  11.  TERMINATION OR SUSPENSION OF THE PLAN

     (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate within ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No options may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) Rights and obligations under any option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted.

  12.  EFFECTIVE DATE OF PLAN

     The Plan shall become effective as determined by the Board, but no options granted under the Plan shall be exercised unless and until the Plan has been approved by the holders of a majority of the outstanding shares of the Company entitled to vote, and, if required, an appropriate permit has been issued by the Commissioner of Corporations of the State of California.

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